Exhibit 5

                     [Salvo, Russell and Fichter Letterhead]

                                January 17, 2000

Board of Directors
WorldWater Corp.
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

      Re:   WorldWater, Inc. 1996 Employee Benefit Plans

Ladies and Gentlemen:

      This letter is delivered to you in connection with the actions taken and proposed to be taken by WorldWater Corp., a Nevada corporation (formerly known as, WorldWater, Inc.) ("WorldWater"), with respect to the WorldWater, Inc. 1996 Incentive Stock Option Plan (the "Plan"). As counsel to WorldWater, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by WorldWater on or about January 20, 2000, with the Securities and Exchange Commission to effect the registration of 780,000 shares of common stock of WorldWater under the Securities Act of 1933, as amended (the "Act") for issuance under the Plans.

      In this regard, we have examined the Articles of Incorporation and Bylaws of WorldWater, records of proceedings of the Board of Directors of WorldWater, the Plans and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

      In addition, we have relied, as to certain matters, on information obtained from public officials, officers of WorldWater and other sources believed by us to be reliable.

      Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plans, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the State of Nevada and we express no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,

                                                  /s/ Salvo, Russell and Fichter
                                                  ------------------------------
                                                      Salvo, Russell and Fichter